Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2012 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of The KEYW Holding Corporation on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of The KEYW Holding Corporation on Form S-8 (No. 333-170194, effective October 28, 2010).

/s/ GRANT THORNTON LLP

Baltimore, Maryland
March 15, 2012